SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 29, 1996



                            Tredegar Industries, Inc.
- --------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



               Virginia                       1-10258              54-1497771
- --------------------------------------------------------------------------------
 (State or Other Jurisdiction of       (Commission File        (IRS Employer
         Incorporation)                    Number)           Identification No.)



1100 Boulders Parkway
Richmond, Virginia                                                       23225
- -------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)



        Registrant's telephone number including area code: (804) 330-1000

Item 2.  Acquisition or Disposition of Assets.

         On March 29, 1996, Tredegar Industries, Inc. ("Tredegar" or the "Company") sold all of the outstanding capital stock of its injection molding subsidiary, Tredegar Molded Products Company, including Polestar Plastics Manufacturing Company (together "Molded Products"), to Precise Technology, Inc. ("Precise") for cash consideration of $57.5 million. In addition, Tredegar received unregistered cumulative redeemable preferred stock with a face amount of $2.5 million, which is not currently marketable. Dividends on the preferred stock are payable quarterly at an annual rate of 7% beginning June 30, 1996. The preferred stock is redeemable in full on March 29, 2007 or earlier upon the occurrence of certain events. Both dividends and redemption are subordinated to other outstanding debt of Precise.

         Molded Products manufactures plastic packaging components for a variety of personal care, industrial, pharmaceutical and medical markets. Precise is headquartered in Pittsburgh, Pennsylvania.

         Tredegar will record an after-tax gain related to the sale of Molded Products in the first quarter of 1996. The gain will be partially offset by a first-quarter charge related to an anticipated loss on the Company's divestiture of Brudi, Inc. and its subsidiaries (together "Brudi"), which is expected to occur during the second quarter of 1996. Brudi manufactures masts, carriages and uprights for forklift trucks. The net gain related to these developments will be disclosed in the Company's Quarterly Report on Form 10-Q for the three-months ended March 31, 1996, to be filed by May 15, 1996.

         Proceeds from the sale of Molded Products will be invested in cash equivalents until other opportunities, in existing businesses or elsewhere, are identified.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(b)          Pro Forma Financial Information.

             Introduction to Pro Forma Consolidated Financial Information

         Set forth below is pro forma consolidated financial information with respect to Tredegar and its divestiture of Molded Products. Historical financial information was excerpted or derived from the audited financial information contained in Tredegar's Annual Report on Form 10-K for the fiscal year ended December 31, 1995. The historical information below is qualified in its entirety by reference to such report and the financial information and related notes contained therein.

         The pro forma consolidated balance sheet presents the financial position of Tredegar as of December 31, 1995, assuming that Tredegar on that date sold Molded Products for cash consideration of $57.5 million and invested related after-tax proceeds in cash equivalents. No value has been assigned by Tredegar to the preferred stock received from Precise due to the uncertainty of redemption. Consistent therewith, dividend income on such stock, which will not be recognized by Tredegar until received, has not been reflected in the pro forma consolidated statement of income.

         The pro forma consolidated statement of income presents the operating results for the Company for the year ended December 31, 1995, assuming that at the beginning of the period Tredegar sold Molded Products for cash consideration of $57.5 million. In accordance with Securities and Exchange Commission rules and regulations, no pro forma interest income is recognized in the pro forma consolidated statement of income for funds assumed invested in cash equivalents.

         The pro forma financial information of the Company is unaudited and does not purport to be indicative of the future results or financial position of the Company or the net income and financial position that would actually have been attained had the pro forma transactions occurred on the dates or for the period indicated. See note (3) of the notes to pro forma financial statements for net income and earnings per common and dilutive common equivalent share adjusted for unusual items affecting the comparability of operating results and pro forma interest income.

                            Tredegar Industries, Inc.
                    Pro Forma Consolidated Balance Sheet (1)
                                December 31, 1995
                                 (In Thousands)
                                   (Unaudited)

                                                                                           Pro Forma
                                                                        Historical         Adjust.(2)          Pro Forma
Assets
Current assets:
     Cash and cash equivalents                                        $     2,145         $   48,130         $   50,275
     Accounts and notes receivable                                         71,673             (9,884)            61,789
     Inventories                                                           33,148             (6,927)            26,221
     Income taxes recoverable                                               2,179                  -              2,179
     Deferred income taxes                                                 14,882               (714)            14,168
     Prepaid expenses and other                                             2,375                (57)             2,318
                                                                  ----------------   ----------------   ----------------
        Total current assets                                              126,402             30,548            156,950
                                                                  ----------------   ----------------   ----------------
Property, plant and equipment, at cost                                    326,526            (66,764)           259,762
Less accumulated depreciation and amortization                            204,074            (40,860)           163,214
                                                                  ----------------   ----------------   ----------------
        Net property, plant and equipment                                 122,452            (25,904)            96,548
                                                                  ----------------   ----------------   ----------------
Other assets and deferred charges                                          35,186              1,796             36,982
Goodwill and other intangibles                                             30,012               (687)            29,325
                                                                  ================   ================   ================
        Total assets                                                    $ 314,052        $     5,753          $ 319,805
                                                                  ================   ================   ================

Liabilities and Shareholders' Equity
Current liabilities:
     Accounts payable                                                  $   31,105         $   (4,268)        $   26,837
     Accrued expenses                                                      38,648             (2,239)            36,409
                                                                  ----------------   ----------------   ----------------
        Total current liabilities                                          69,753             (6,507)            63,246
Long-term debt                                                             35,000                  -             35,000
Deferred income taxes                                                      22,218             (1,209)            21,009
Other noncurrent liabilities                                               16,560               (703)            15,857
                                                                  ----------------   ----------------   ----------------
        Total liabilities                                                 143,531             (8,419)           135,112
                                                                  ----------------   ----------------   ----------------
Shareholders' equity:
     Common stock, no par value                                           112,908                  -            112,908
     Foreign currency translation adjustment                                  445                  -                445
     Retained earnings                                                     57,168             14,172             71,340
                                                                  ----------------   ----------------   ----------------
        Total shareholders' equity                                        170,521             14,172            184,693
                                                                  ----------------   ----------------   ----------------
                                                                  ================   ================   ================
        Total liabilities and shareholders' equity                      $ 314,052        $     5,753          $ 319,805
                                                                  ================   ================   ================

            See accompanying notes to pro forma financial statements.

                            Tredegar Industries, Inc.
                 Pro Forma Consolidated Statement of Income (1)
                      For the Year Ended December 31, 1995
                    (In Thousands, Except Per-Share Amounts)
                                   (Unaudited)

                                                                                           Pro Forma
                                                                        Historical         Adjust.(3)         Pro Forma
Revenues:
     Net sales                                                          $ 589,454          $ (84,911)         $ 504,543
     Other income (expenses), net                                            (669)                 -               (669)
                                                                  ----------------   ----------------   ----------------
        Total                                                             588,785            (84,911)           503,874
                                                                  ----------------   ----------------   ----------------

Costs and expenses:
     Cost of goods sold                                                   490,510            (77,973)           412,537
     Selling, general and administrative                                   48,229             (5,090)            43,139
     Research and development                                               8,763                  -              8,763
     Interest                                                               3,039                  -              3,039
     Unusual items (3)                                                        (78)                 -                (78)
                                                                  ----------------   ----------------   ----------------
        Total                                                             550,463            (83,063)           467,400
                                                                  ----------------   ----------------   ----------------
Income before income taxes                                                 38,322             (1,848)            36,474
Income taxes                                                               14,269               (721)            13,548
                                                                  ================   ================   ================
Net income                                                             $   24,053         $   (1,127)        $   22,926
                                                                  ================   ================   ================

Earnings per common and dilutive common
     equivalent share                                                $       1.80        $     (0.09)      $       1.71
                                                                  ================   ================   ================

Shares used to compute earnings per
     common and dilutive common equivalent
     share                                                                 13,370             13,370             13,370
                                                                  ================   ================   ================

            See accompanying notes to pro forma financial statements.

                            Tredegar Industries, Inc.
                     Notes to Pro Forma Financial Statements
                                   (Unaudited)

(1) The pro forma financial information presented does not purport to be indicative of the future results or financial position of the Company or the net income and financial position that would actually have been attained had the pro forma transactions occurred on the dates or for the period indicated. See note (3) for net income and earnings per common and dilutive common equivalent share adjusted for unusual items affecting the comparability of operating results and pro forma interest income.

 (2) Pro forma adjustments to the consolidated balance sheet as of December 31, 1995 reflect (i) the pro forma after-tax proceeds from the sale of Molded Products ($48.1 million), (ii) the removal of the financial reporting basis of Molded Products as of December 31, 1995 ($35.2 million), and (iii) the pro forma after-tax gain on the sale of Molded Products computed using the financial reporting basis as of December 31, 1995 ($14.2 million, including an after-tax gain of $1.2 million on the curtailment of participation by Molded Products employees in Tredegar's benefit plans). Further details regarding the pro forma adjustments are provided below:

                                                                                       (In
                                                                                   Thousands)

Cash consideration received on the sale of Molded Products                            $   57,500
Estimated transaction costs                                                                3,602
                                                                                 ----------------
Proceeds from the sale of Molded Products after transaction
     costs                                                                                53,898
Financial reporting basis of Molded Products
     as of December 31, 1995                                                              35,201
                                                                                 ----------------
Pro forma pretax gain on the sale before curtailment of
     benefit plans                                                                        18,697
Pretax gain recognized for the curtailment of participation by
     Molded Products employees in Tredegar's:
     Defined benefit plan                                                                  1,796
     Postretirement health care and life insurance plans                                     243
                                                                                 ----------------
Pro forma pretax gain on the sale of Molded Products                                      20,736
                                                                                 ----------------
Pro forma income taxes:
     Current (including an estimated tax benefit of $1,055 for
        tax basis in excess of financial reporting basis)                                  5,768
     Deferred (39% of curtailment gains)                                                     796
                                                                                 ----------------
     Total income taxes                                                                    6,564
                                                                                 ----------------
Pro forma after-tax gain on the sale of Molded Products                               $   14,172
                                                                                 ================

Pro forma after-tax proceeds on the sale of Molded Products                           $   48,130
                                                                                 ================

(3) Pro forma adjustments to the consolidated statement of income for the year ended December 31, 1995 reflect (i) the removal of Molded Products results of operations (net income of $1.7 million, including income taxes computed on a stand-alone basis at an effective tax rate of 39%) and (ii) a reduction of $870,000 ($531,000 after income taxes) to
         Tredegar's periodic cost for its defined benefit plan and postretirement health care and life insurance plans for the curtailment of participation by Molded Products employees in such plans (80% allocated to cost of goods sold and 20% allocated to selling, general and administrative expenses). Historical and pro forma net income and earnings per common and dilutive common equivalent share adjusted for unusual items affecting the comparability of operating results and pro forma interest income are presented below:

                      (In Thousands Except Per-Share Amounts)
                                                                                      1995
Historical net income as reported                                                     $   24,053
After-tax effects of unusual items affecting the
     comparability of operating results:
     Gain on sale of Regal Cinema shares                                                    (451)
     APPX Software restructuring charges                                                   1,560
     Recovery in connection with a Film Products product
        liability lawsuit                                                                 (1,068)
                                                                                 ----------------
Historical net income as adjusted  for unusual items                                      24,094
Pro forma and other adjustments:
     Reflected in the statement of income                                                 (1,127)
     After-tax interest income on the assumed investment
        of after-tax divestiture proceeds in cash equivalents
        at the Company's 1995 average rate earned of 5.9%
        (3.6% after taxes)                                                                 1,732
                                                                                 ----------------
Pro forma net income as adjusted for unusual items and pro
     forma interest income                                                            $   24,699
                                                                                 ================

Earnings per common and dilutive common
     equivalent share:
     Historical:
        As reported                                                                    $       1.80
        As adjusted for unusual items                                                          1.80
     Pro forma:
        As presented in the statement of income                                                1.71
        As adjusted for unusual items and interest income                                      1.85


(c)               Exhibits.

    Exhibit No.

        99.1 Stock Purchase Agreement by and between Tredegar Investments, Inc. and Precise Technology, Inc. made as of March 11, 1996. (Schedules and exhibits omitted; Registrant agrees to furnish a copy of any schedule or exhibit to the Securities and Exchange Commission upon request.)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Tredegar Industries, Inc.
                                  (Registrant)



Date:       April  11, 1996       /s/ N. A. Scher
            ---------------       ----------------------------
                                  Norman A. Scher
                                  Executive Vice President,
                                  Treasurer and Chief Financial
                                  Officer (Principal Financial
                                  Officer)

                                  EXHIBIT INDEX



Exhibit No.           Description

     99.1 Stock Purchase Agreement by and between Tredegar Investments, Inc. and Precise Technology, Inc. made as of March 11, 1996. (Schedules and exhibits omitted; Registrant agrees to furnish a copy of any schedule or exhibit to the Securities and Exchange Commission upon request.)